[FRONT OF CERTIFICATE]

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

INCOPRATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP No. 65337E 10 6

NEXT 1 INTERACTIVE, INC.
AUTHORIZED COMMON STOCK: 200,000,000 SHARES
PAR VALUE: $0.00001

THIS CERTIFIES THAT ________________________________

IS THE RECORD HOLDER OF ___________________________

Shares of Next 1 Interactive, Inc. Common Stock

Transferrable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.  This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
NXOI
Corporate Seal

/s/	/s/ William Kerby
Secretary	President

[BACK OF CERTIFICATE]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations

TEN COM	—as tenants in common	UNIF MIN ACT	—Custodian under Uniform Gives to Minor Act [State]
TEN ENT	—as tenants by the entireties
JT TEN	—as joint tenants with the right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list

FOR VALUE RECEIVED ________________ hereby sell, assign and transfer into

Please print or typewrite name and address, including zip code, of assignee

__________Shares of the capital stock represented by the written Certificate, and do hereby irrevocably constitute and appoint

____________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitutions in the premises..

Dated:

Signature: ________________________

Signature Guarantee by: ______________________